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                                                                  Exhibit 10(12)

                               FOURTH AMENDMENT
                          TO BENEFIT TRUST AGREEMENT
                          --------------------------


     WHEREAS, the Benefit Trust Agreement was established by trust agreement dated August 27, 1996, by and between The Mead Corporation, an Ohio corporation (the "Company") and Key Bank, N.A., a national banking association (the "Trustee"), as a restatement in its entirety and continuation of a trust established January 9, 1987, by and between the Company and Society Bank, National Association, a national banking association, and subsequently amended, effective as of June 24, 1998, October 28, 2000, and June 28, 2001; and

     WHEREAS, it is desirable to further amend the Benefit Trust Agreement;

     NOW, THEREFORE, the Benefit Trust Agreement, as amended, is hereby further amended, effective as of August 28, 2001, as follows:

     Article III of the Benefit Trust Agreement is amended by adding the following provision as a new Section 3.03 to the end thereof:

          3.03 Notwithstanding the foregoing provisions of this Article or anything in the Trust to the contrary, none of (i) the execution of the Agreement and Plan of Merger by and among MWHolding Corporation, Michael Merger Sub Corporation, William Merger Sub Corporation, the Company and Westvaco Corporation dated as of August 28, 2001 (such Agreement, including any amendments hereafter made thereto, the "Merger Agreement"), (ii) any public announcement described in Section 3.02(ii) made in connection with transactions contemplated by the Merger Agreement, (iii) the increase of any person of his beneficial ownership of the combined voting power of the Company's outstanding securities made in connection with the transactions contemplated by the Merger Agreement as described in Section 3.02(iii);
     (iv) any resolution of the Board described in Section 3.02(iv) made in connection with the transactions contemplated by the Merger Agreement, nor
     (v) the consummation of the transactions contemplated by the Merger Agreement, shall constitute either a Change in Control or Potential Change in Control within the meaning of the Trust. No contributions by the Company to the Trust shall be required under the Benefit Trust Agreement with respect to any event, action or circumstance occurring from or after execution of the Merger Agreement and prior to the Effective Time of the Mergers (as defined in the Merger Agreement). Notwithstanding the immediately preceding sentence, if the Merger Agreement shall be terminated pursuant to Article VIII of the Merger Agreement, and if any event, action or circumstance which is not described in the immediately preceding sentence and would constitute a Potential Change in Control under the amended Trust has occurred from or after the execution of the Merger Agreement and on or before the termination of the Merger Agreement, then, for all purposes of the Trust (including, without limitation, the timing of contributions required to be made by the Company to the Trust), such event, action or circumstance shall be deemed to have occurred immediately after the termination of the Merger Agreement and the immediately preceding sentence shall be of no further force and effect.
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     Section 7.02 of the Benefit Trust Agreement is amended by adding the following provision as a new Section 7.02(d) to the end thereof:

     (d) From and after the Effective Time (as defined in the Merger Agreement), the term "Company" shall refer to MeadWestvaco Corporation.

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to the Benefit Trust Agreement as of the effective date written above.

                                        THE MEAD CORPORATION



                                        By /s/ PETER H. VOGEL, JR.
                                          ------------------------------------
                                          Name:  Peter H. Vogel, Jr.
                                          Title: Vice President, Finance and
                                                 Treasurer


                                        KEY BANK, N.A.



                                        By /s/ JANICE L. CULVER
                                          ------------------------------------
                                          Name:  Janice L. Culver, CPA
                                          Title: Senior Vice President

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